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                                                                Exhibit 99.1

REYNOLDS
& REYNOLDS                                                              NEWS
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           LLOYD "BUZZ" WATERHOUSE RESIGNS FROM REYNOLDS AND REYNOLDS;
     BOARD OF DIRECTORS APPOINTS PHILIP A. ODEEN AS CHAIRMAN AND ACTING CEO

      EVP and CFO Dale L. Medford Also Named Chief Administrative Officer,
             Douglas M. Ventura Also Named Acting EVP of Operations

DAYTON, OHIO, JULY 07, 2004 - The Reynolds and Reynolds Company (NYSE: REY) today announced that CEO, Chairman and President Lloyd "Buzz" Waterhouse has resigned from the company and its board of directors, effective immediately.

Current director Philip A. Odeen, 68, will become chairman and acting chief executive officer. Odeen is former chairman, TRW, Inc. and serves as Lead Director of Reynolds' board of directors.

Executive Vice President and Chief Financial Officer Dale L. Medford, 54, will also assume the role of Chief Administrative Officer. Reporting to Medford are Sales, Marketing, Document Solutions, Finance, Investor Relations and Supply Management.

Vice President of Corporate Operations, Douglas M. Ventura, 44, will become Acting Executive Vice President of Operations. Reporting to Ventura are Reynolds Services Group, Reynolds Software Solutions, Reynolds International, Business Development, Legal, Communications and Human Resources.

"Buzz has made significant contributions to Reynolds since he joined the company in 1999, and we wish him well," Odeen said. "We will begin immediately to conduct a search to fill the CEO position."

"In the meantime, I look forward to working directly with Dale, Doug and the Reynolds management team during this transition. The people of Reynolds and Reynolds earned their position as the market leader in automotive retailing solutions for many reasons. The solutions they develop are unsurpassed in their breadth and depth. They have deep industry knowledge reflecting real-world dealership savvy. And they have a zeal for superior customer service that has consistently won the most prestigious awards in the business. When the National Automobile Dealers Association surveyed its members last year, Reynolds ranked a decisive first in customer satisfaction among the major Dealer Management System providers. I am confident that Reynolds will continue to demonstrate this leadership going forward."

Odeen added that "Reynolds is a strong, financially sound company. The company's strategies are correct. Its challenges relate to growth and focus, and we will address them vigorously."

"I've truly enjoyed serving as CEO of Reynolds and Reynolds," Waterhouse said. "With a solid strategy and a strong management team in place, it's the right time for me to move on and spend more time with my family. I wish Reynolds and Reynolds continued success in the future."

Odeen retired as chairman of TRW Inc. in December 2002. Prior to serving as chairman, Odeen was executive vice president of TRW from 1998 to 2001 and headed the company's $3 billion Systems and Information Technology business. Previously, he was president and chief executive officer of BDM, which TRW acquired in 1997, and directed its growth and evolution as a billion dollar plus multi-national information technology firm. A Phi Beta Kappa graduate in government from the University of South Dakota and a Fulbright Scholar, he has a master's degree from the University of Wisconsin.



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Medford was named executive vice president in 2001 and has served as vice president of corporate finance and chief financial officer since 1986. He is responsible for the plans, policies and practices of the controller, treasury, pricing, internal audit, payroll, tax, investor relations, financial services and supply management. He started his career with Reynolds in 1974. A certified public accountant, he was employed by Deloitte Haskins & Sells before joining Reynolds. He holds a Bachelor of Science degree in business from Miami University.

Ventura was appointed vice president, Corporate Operations, for Reynolds in 2004. He also serves as general counsel and secretary. He is responsible for Reynolds' corporate operations, business development, strategy, legal affairs and stock plans. Following a 10-year career in private practice, he joined Reynolds in 1996 as associate general counsel and was appointed general counsel and secretary in 2000. He holds a bachelor's degree in chemistry from the University of Notre Dame and a law degree from the University of San Diego.

Reynolds and Reynolds (www.reyrey.com ) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea GmbH and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


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CONTACT:

MEDIA                                       INVESTORS
Paul Guthrie                                John Shave
937.485.8104                                937.485.1633
paul_guthrie@reyrey.com                     john_shave@reyrey.com